EXHIBIT 107.1

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

Coronado Global Resources Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01	Other	1,676,454	$10.11	$16,948,949.90	$147.60 per $1,000,000	$2,501.67
Total Offering Amounts					$16,948,949.90		$2,501.67
Total Fee Offsets							$0
Net Fee Due							$2,501.67

The amount registered reflected in Table 1 above represents the maximum number of shares of Common Stock, par value $0.01 per share, or Common Stock, of Coronado Global Resources Inc., or the Registrant, available pursuant to the Coronado Global Resources Inc. Employee Stock Purchase Plan, or the Plan, being registered on the Registration Statement on Form S-8, or the Registration Statement, to which this exhibit relates. Pursuant to Rule 416 of the Securities Act of 1933, or the Securities Act, the Registration Statement also covers such additional shares of Common Stock as may become available pursuant to the anti-dilution provisions of the Plan. The proposed maximum offering price per unit and the maximum aggregate offering price in Table 1 above are estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of Common Stock (traded as 10 CHESS Depositary Interests, or CDIs) on the Australian Securities Exchange as of November 17, 2023, which is a date within five business days prior to filing.

Table 2—Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims

Fee Offset Sources

The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.